UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2026

ATLAS ENERGY SOLUTIONS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730
(Address of Principal Executive Offices) (Zip Code)

(512) 220-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AESI	NYSE NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement

Indenture

On April 9, 2026, Atlas Energy Solutions Inc. (the “Company”), issued $450 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2031 (the “Notes”), which included the exercise in full of the Initial Purchasers’ (as defined below) option to purchase up to an additional $60 million principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of April 9, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and are (i) senior in right of payment to the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; (iii) effectively junior to the Company’s secured indebtedness, to the extent of the value of the assets securing that indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Company will pay interest on the Notes at an annual rate of 0.50%, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The Notes will mature on April 15, 2031, unless earlier converted, redeemed or repurchased. Before January 15, 2031, noteholders will have the right to convert their Notes only in certain circumstances and during specified periods. From and after January 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”), or a combination of cash and the Company’s Common Stock, at its election. The initial conversion rate is 68.9275 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $14.51 per share of Common Stock and a premium of approximately 30% over the last reported sale price of $11.16 per share of the Company’s Common Stock on the New York Stock Exchange on April 6, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Notes are redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after April 20, 2029 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. However, the Company may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. If a fundamental change (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require the Company to repurchase the Note at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding any repurchase date. In addition, if the effective date of a “make-whole fundamental change” (as defined in the Indenture) occurs prior to the maturity date of the Notes or if the Company gives a notice of redemption with respect to any or all of the Notes, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change or convert its Notes called for redemption (or deemed called for redemption) in connection with such notice of redemption, as the case may be.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) a default in any payment of interest on, or payment of principal of, the Notes when due and payable (which, in the case of a default in the payment of interests on the Notes, will be subject to a 30-day cure period); (ii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default continues for five business days; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person (other than to one or more of the Company’s direct or indirect wholly owned subsidiaries); (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency and reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding anything to the contrary described above, the Company may elect that the sole remedy for any Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists, for the first 365 days after the occurrence of such Event of Default, exclusively of the right of the noteholders to receive additional interest on the Notes. If the Company has made such an election, then on the 366th day after such Event of Default (if such Event of Default is not cured or validly waived in accordance with the Indenture prior to such 366th day), such additional interest will cease to accrue and the Notes will be subject to acceleration. In the event the Company does not make such an election, or the Company has made such election but does not pay the additional interest when due, the Notes will be immediately subject to acceleration.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Note set forth in such exhibits.

Capped Call Transactions

On April 6, 2026, concurrently with the pricing of the Notes, and on April 7, 2026, in connection with the exercise in full by the Initial Purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with an affiliate of one of the Initial Purchasers and certain other financial institutions (the “Option Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Common Stock upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $22.32 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100% over the last reported sale price of $11.16 per share of the Company’s Common Stock on April 6, 2026. The cost of the Capped Call Transactions was approximately $50 million.

The Capped Call Transactions are separate transactions, each entered into between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not change any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Fifth Amendment to ABL Credit Agreement

On April 9, 2026, Atlas Sand Company, LLC (“Atlas LLC”) and certain subsidiaries of the Company entered into that certain Fifth Amendment to Loan, Security and Guaranty Agreement (the “Fifth ABL Amendment”), among Atlas LLC, as the borrower, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent. The Fifth ABL Amendment amends that certain Loan, Security and Guaranty Agremeent, dated as of February 22, 2023, as amended, to, among other things, permit the issuance of the Notes and the Capped Call Transactions.

The above description of the Fifth ABL Amendment is a summary and is not complete. A copy of the Fifth ABL Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Fifth ABL Amendment set forth in such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Indenture under the heading “Indenture” and the Fifth ABL Amendment under the heading “Fifth Amendment to ABL Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under the caption “Indenture” is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of the Company’s Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 40,322,565 shares of the Company’s Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 89.6057 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.

On April 7, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Purchase Agreement

On April 6, 2026, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and BofA Securities, Inc. (the “Representatives”), as representatives of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering of the Notes (the “Notes Offering”).

The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The Initial Purchasers resold the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering closed on April 9, 2026.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of April 9, 2026, between Atlas Energy Solutions Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 0.50% Convertible Senior Note due 2031 (included in Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
10.2
Fifth Amendment to Loan, Security and Guaranty Agreement, dated as of April 9, 2026, by and among Atlas Sand Company, LLC, as borrower, certain of its subsidiaries as guarantors, the financial institutions party thereto as lenders and Bank of America, N.A., as agent for the lenders.

99.1	Press Release, dated April 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

Date: April 9, 2026
	By:	/s/ John Turner
	Name:	John Turner
	Title:	President and Chief Executive Officer